Exhibit 2.2

PLAN OF DIVISION

dividing

ARMSTRONG WORLD INDUSTRIES, INC.

(a Pennsylvania Corporation)

into

ARMSTRONG WORLD INDUSTRIES, INC.

(a Pennsylvania Corporation)

and

AFI INTERMEDIATE CO.

(a Pennsylvania Corporation)

This PLAN OF DIVISION (this “Plan of Division”) sets forth the terms and conditions pursuant to which ARMSTRONG WORLD INDUSTRIES, INC., a Pennsylvania corporation (“AWI”), shall consummate a division pursuant to and in accordance with the Entity Transactions Law of the Commonwealth of Pennsylvania, 15 Pa.C.S. §311 et seq. (the “Pennsylvania Entity Transactions Law”), and provides as follows:

RECITALS

WHEREAS, the Board of Directors of AWI (the “AWI Board”) has determined that it is in the best interests of the corporation to separate AWI’s flooring business from its ceilings (building products) business, creating two independent industry-leading publicly traded companies, and in furtherance of the foregoing, the AWI Board has approved this Plan of Division to effect a division pursuant to and in accordance with applicable provisions of the Pennsylvania Entity Transactions Law.

WHEREAS, Section 361(a) of the Pennsylvania Entity Transactions Law, among other things, authorizes a Pennsylvania corporation to effect a division by dividing into (i) itself, as the surviving corporation, and (ii) a new Pennsylvania corporation created by, and resulting from, the division.

WHEREAS, a Pennsylvania corporation may effect a division under Subchapter F of the Pennsylvania Entity Transactions Law by approving a plan of division, in accordance with Section 362 of the Pennsylvania Entity Transactions Law, which may, among other things, allocate all of the property, whether real, personal or mixed, or tangible or intangible, or any right or interest therein, including rights under contracts and other binding agreements (“property”), and debts, liabilities and obligations (“liabilities”) of the dividing corporation between the surviving corporation and a newly created Pennsylvania corporation.

WHEREAS, pursuant to Section 367 of the Pennsylvania Entity Transactions Law, when a division becomes effective (i) property of the dividing corporation that is allocated by the plan of division to the surviving corporation remains vested in the surviving corporation, and (ii) property of the dividing corporation that is allocated by the plan of division to the newly created Pennsylvania corporation vests in the newly created Pennsylvania corporation.

WHEREAS, pursuant to Section 368 of the Pennsylvania Entity Transactions Law, when a division becomes effective (i) liabilities of the dividing corporation that are allocated by the plan of division to the surviving corporation remain the responsibility of the surviving corporation, and (ii) liabilities of the dividing corporation that are allocated by the plan of division to the newly created Pennsylvania corporation become the responsibility of the newly created Pennsylvania corporation.

WHEREAS, AWI, as the dividing corporation, desires to divide into AWI, as the surviving corporation, and AFI Intermediate Co., a newly-created Pennsylvania corporation (“AFI Intermediate”), in accordance with Subchapter F of the Pennsylvania Entity Transactions Law and this Plan of Division.

WHEREAS, AWI desires that all securities of AFI Intermediate will be distributed in the division solely to AWI as the surviving corporation.

NOW, THEREFORE, for purpose of effecting the division of AWI in accordance with Subchapter F of the Pennsylvania Entity Transactions Law and prescribing the terms and conditions thereof, AWI hereby adopts the following Plan of Division:

ARTICLE I

The Division

1. Division. Upon the filing of a Statement of Division in the form attached as Annex A to this Plan of Division (the “Statement of Division”) with the Department of State of the Commonwealth of Pennsylvania (the “Division Effective Time”) pursuant to Section 366 of the Pennsylvania Entity Transactions Law, AWI (hereinafter sometimes referred to as the “Dividing Corporation”) shall divide (the “Division”) into (a) AWI (hereinafter sometimes referred to as the “Surviving Corporation”), which shall survive the Division, and (b) AFI Intermediate (hereinafter sometimes referred to as the “New Corporation”), which shall be a new Pennsylvania corporation created by, and resulting from, the Division, subject to the terms and conditions of this Plan of Division.

ARTICLE II

Dividing Corporation

1. Registered Office. The Dividing Corporation is AWI, with its registered office at 2500 Columbia Avenue, Lancaster, Lancaster County, Pennsylvania 17603.

2. Incorporation. AWI was duly incorporated as a Pennsylvania corporation on December 30, 1891.

3. No Section 364(a)(1) Actions in Plan of Division. In accordance with Section 364(a)(1) of the Pennsylvania Entity Transactions Law, this Plan of Division shall not alter the jurisdiction of incorporation of the Dividing Corporation, provide for special treatment, or amend in any respect the provisions of the articles of incorporation of the Dividing Corporation.

ARTICLE III

Surviving Corporation

1. Articles and Bylaws. At the Division Effective Time, the articles of incorporation and bylaws of the Dividing Corporation, each as amended, restated or modified through the Division Effective Time, shall remain in full force and effect and shall not be amended, restated or modified as a result of the Division.

2. Capitalization. The authorized capital stock of AWI shall not be affected by the Division. At the Division Effective Time, the shares of AWI common stock, par value $0.01 per share, then outstanding shall continue to be registered on the books of the Surviving Corporation as they appear in the books and records of the Dividing Corporation.

3. Board of Directors. The board of directors of the Dividing Corporation shall be the directors of the Surviving Corporation until such time as their successors have been duly elected or appointed in accordance with the articles and bylaws of the Surviving Corporation.

4. Officers. The officers of the Dividing Corporation shall be the officers of the Surviving Corporation until such time as their successors have been duly elected or appointed in accordance with the articles and bylaws of the Surviving Corporation.

ARTICLE IV

New Corporation

1. Articles and Bylaws. At the Division Effective Time, the articles of incorporation of the New Corporation shall be in the form attached as Annex B to this Plan of Division and the bylaws of the New Corporation shall be in the form attached as Annex C to this Plan of Division.

2. Capitalization. At the Division Effective Time, there shall be outstanding one thousand shares of AFI Intermediate common stock, par value $0.0001 per share, all of which shall be distributed in the division to the Surviving Corporation. The shares of AFI Intermediate common stock issued to the Surviving Corporation pursuant to this Plan of Division shall constitute all of the issued and outstanding shares of capital stock of AFI Intermediate as of the Division Effective Time.

3. Board of Directors. Upon the Division Effective Time, the board of directors of the New Corporation shall consist of the person(s) set forth on Schedule 1 to this Plan of Division, and shall serve as directors of the New Corporation until such time as their successors have been duly elected or appointed in accordance with the articles and bylaws of the New Corporation.

4. Officers. Upon the Division Effective Time, the officers of the New Corporation shall consist of the person(s) set forth on Schedule 2 to this Plan of Division, and shall serve as officers of the New Corporation until such time as their successors have been duly elected or appointed in accordance with the articles and bylaws of the New Corporation.

ARTICLE V

Effect of Division

1. Allocation of Property. At the Division Effective Time, pursuant to Section 367 of the Pennsylvania Entity Transactions Law, (a) the property of the Dividing Corporation set forth on Schedule 3 to this Plan of Division shall be allocated to the New Corporation, and (b) the property of the Dividing Corporation set forth on Schedule 4 to this Plan of Division and any other property of the Dividing Corporation that is not allocated by this Plan of Division to the New Corporation shall remain vested in the Surviving Corporation.

2. Allocation of Liabilities. At the Division Effective Time, pursuant to Section 368 of the Pennsylvania Entity Transactions Law, (a) the liabilities of the Dividing Corporation set forth on Schedule 5 to this Plan of Division shall be allocated to, and become the responsibility, of the New Corporation, and (b) the liabilities of the Dividing Corporation set forth on Schedule 6 to this Plan of Division shall be allocated to, and remain responsibility of, the Surviving Corporation.

3. Effect of Division. The consummation of the Division shall have all of the effects set forth in Section 367 of the Pennsylvania Entity Transactions Law.

4. Future Liabilities. At and after the Division Effective Time, the Surviving Corporation and the New Corporation shall each thenceforth be responsible as separate and distinct corporations only for the liabilities that each corporation may undertake or incur in its own name.

5. Evidence of Allocation. In furtherance of the allocation of property and liabilities in accordance with this Plan of Division, (i) each of the Surviving Corporation and the New Corporation shall execute and deliver such deeds, leases, financing statements, certificates of title and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the allocation of all of the Dividing Corporation’s right, title and interest in and to such property and liabilities to the New Corporation or the Surviving Corporation, as applicable, pursuant to Section 367(f), (g) or (h) of the Pennsylvania Entity Transactions Law or as otherwise required by law, and (ii) each of the Surviving Corporation and New Corporation shall execute and deliver such instruments as and to the extent necessary to evidence the valid and effective allocation of the liabilities of the Dividing Corporation pursuant to this Plan of Division to the New Corporation or the Surviving Corporation, as applicable, pursuant Section 367(f), (g) or (h) of the Pennsylvania Entity Transactions Law or as otherwise required by law.

ARTICLE VI

General Provisions

1. Authority. Each of the officers of AWI are hereby empowered and directed in the name and on behalf of AWI, to take all such actions, to cause to be prepared and filed all such other documents, to make all expenditures and to execute all instruments deemed by them to be necessary or desirable for the purpose of effecting the Division in accordance with this Plan of Division.

2. Governing Law. This Plan of Division shall be governed by and construed under the laws of the Commonwealth of Pennsylvania.

3. Separation and Distribution Agreement. All capitalized terms used but not defined in this Plan of Division or in any Schedule to this Plan of Division shall have the respective meanings ascribed to such terms in that certain Separation and Distribution Agreement, dated as of [            ], 2016, by and between the Dividing Corporation and Armstrong Flooring, Inc. (the “Separation and Distribution Agreement”).

4. Amendment or Abandonment. This Plan of Division, including the Annexes and Schedules hereto, may be amended or abandoned at any time on or before the Division Effective Time by action of the AWI Board or any duly authorized committee thereof.

*        *        *

SCHEDULE 1

BOARD OF DIRECTORS OF AFI INTERMEDIATE

SCHEDULE 2

OFFICERS OF AFI INTERMEDIATE

SCHEDULE 3

PROPERTY ALLOCATED TO AFI INTERMEDIATE

All property of the Dividing Corporation that relates primarily to the AFI Business, including without limitation:

(i) all issued and outstanding capital stock or other equity interests of the Transferred Entities;

(ii) all property of the Dividing Corporation included or reflected as assets of the AFI Group on the AFI Balance Sheet, subject to any dispositions of such property subsequent to the date of the AFI Balance Sheet; provided, however, that the amounts set forth on the AFI Balance Sheet with respect to any property shall not be treated as minimum amounts or limitations on the amount of such property that are included on this Schedule 3;

(iii) all property of the Dividing Corporation as of the Division Effective Time that are of a nature or type that would have resulted in such property being included as property of AFI or members of the AFI Group on a pro forma combined balance sheet of the AFI Group or any notes thereto as of the Division Effective Time, as applicable (were such balance sheet and notes to be prepared on a basis consistent with the determination of the property included on the AFI Balance Sheet), it being understood that (x) the AFI Balance Sheet shall be used to determine the types of, and methodologies used to determine, those properties that are included in the definition of AFI Assets pursuant to this subclause (iii); and (y) the amounts set forth on the AFI Balance Sheet with respect to any property shall not be treated as minimum amounts or limitations on the amount of such properties that are included on this Schedule 3;

(iv) all properties that are expressly contemplated by the Separation and Distribution Agreement or any Ancillary Agreement (or the Schedules thereto) as property to be transferred to AFI or any other member of the AFI Group;

(v) all AFI Real Property, and all rights, interests or claims of the Dividing Corporation thereunder;

(vi) all Excluded FF&E (as defined in the Lease Agreement);

(vii) all AFI Contracts, and all rights, interests or claims of the Dividing Corporation thereunder;

(viii) all AFI Intellectual Property, AFI Software and AFI Technology and all rights, interests or claims of the Dividing Corporation thereunder;

(ix) all AFI Permits, and all rights, interests or claims of the Dividing Corporation thereunder;

(x) all rights, interests and claims of the Dividing Corporation with respect to Information that is primarily related to the property and liabilities allocated to the New Corporation, subject to the provisions of the Separation and Distribution Agreement and the applicable Ancillary Agreements;

(xi) all properties set forth on Schedule 2.3(a)(xi) to the Separation and Distribution Agreement; and

(xii) all other properties of the Dividing Corporation that are primarily related to the AFI Business.

Notwithstanding the foregoing, the property allocated to the New Corporation shall not in any event include any property allocated to the Surviving Corporation.

SCHEDULE 4

PROPERTY ALLOCATED TO AWI

All property of the Dividing Corporation, other than the property allocated to the New Corporation, it being understood that the property allocated to the Surviving Corporation shall include:

(i) all issued and outstanding capital stock or other equity interests of the Dividing Corporation’s Subsidiaries, other than the Transferred Entities;

(ii) the Corporate Headquarters and all rights, interests or claims of the Dividing Corporation thereunder;

(iii) all Premises FF&E (as defined in the Lease Agreement);

(iv) all Owned Real Property and Leased Real Property (other than the AFI Real Property);

(v) all properties that are expressly contemplated by the Separation and Distribution Agreement or any Ancillary Agreement (or the Schedules thereto) as properties to be retained by the Surviving Corporation;

(vi) all contracts of the Dividing Corporation (other than the AFI Contracts);

(vii) all Intellectual Property of the Dividing Corporation (other than the AFI Intellectual Property), including the AWI Name and AWI Marks and the Intellectual Property set forth on Schedule 2.3(b)(vii) to the Separation and Distribution Agreement;

(viii) all Permits of the Dividing Corporation (other than the AFI Permits);

(ix) all rights, interests and claims of the Dividing Corporation with respect to Information that does not relate primarily to the property and liabilities allocated to the Surviving Corporation, subject to the provisions of the Separation and Distribution Agreement and the applicable Ancillary Agreements;

(x) all property set forth on Schedule 2.3(b)(x) to the Separation and Distribution Agreement; and

(xi) all other properties of the Dividing Corporation that relate primarily to the AWI Business.

SCHEDULE 5

LIABILITIES ALLOCATED TO AFI INTERMEDIATE

All liabilities of the Dividing Corporation that relate primarily to the AFI Business, including without limitation:

(i) all liabilities included or reflected as liabilities or obligations of AFI or the members of the AFI Group on the AFI Balance Sheet, subject to any discharge of such liabilities subsequent to the date of the AFI Balance Sheet; provided, however, that the amounts set forth on the AFI Balance Sheet with respect to any liabilities shall not be treated as minimum amounts or limitations on the amount of such liabilities that are included on this Schedule 5;

(ii) all liabilities that are of a nature or type that would have resulted in such liabilities being included or reflected as liabilities or obligations of AFI or the members of the AFI Group on a pro forma combined balance sheet of the AFI Group or any notes thereto (were such balance sheet and notes to be prepared on a basis consistent with the determination of the liabilities included on the AFI Balance Sheet ), it being understood that (x) the AFI Balance Sheet shall be used to determine the types of, and methodologies used to determine, those liabilities that are included in the definition of AFI Liabilities pursuant to this subclause (ii); and (y) the amounts set forth on the AFI Balance Sheet with respect to any liabilities shall not be treated as minimum amounts or limitations on the amount of such liabilities that are included on this Schedule 5;

(iii) all liabilities, including any Environmental Liabilities, relating to, arising out of or resulting from the actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing prior to or as of the Division Effective Time (whether or not such liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Division Effective Time), in each case to the extent that such Liabilities relate to, arise out of or result from the AFI Business or any property allocated to the New Corporation;

(iv) all liabilities that are expressly provided by the Separation and Distribution Agreement or any Ancillary Agreement (or the Schedules thereto) as liabilities to be assumed by the New Corporation or AFI;

(v) all liabilities relating to, arising out of or resulting from the AFI Contracts, the AFI Intellectual Property, the AFI Software, the AFI Technology, the AFI Permits or the AFI Financing Arrangements;

(vi) all liabilities set forth on Schedule 2.4(a) to the Separation and Distribution Agreement;

(vii) all liabilities arising out of claims made by any Third Party (including AWI’s or AFI’s respective directors, officers, shareholders, employees and agents) to the extent relating to, arising out of or resulting from the AFI Business or the properties allocated to the Surviving Corporation or the other business, operations, activities or liabilities referred to in subclauses (i) through (vi) above; and

(viii) all other liabilities of the Dividing Corporation that relate primarily to the AFI Business.

Notwithstanding the foregoing, liabilities allocated to the New Corporation shall not include any liabilities relating to, arising out of or resulting from the Retained Legacy Matters.

SCHEDULE 6

LIABILITIES ALLOCATED TO AWI

(i) all liabilities relating to, arising out of or resulting from actions, inactions, events, omissions, conditions, facts or circumstances occurring or existing as of the Division Effective Time (whether or not such Liabilities cease being contingent, mature, become known, are asserted or foreseen, or accrue, in each case before, at or after the Division Effective Time), of the Dividing Corporation that are not allocated to the Surviving Corporation, including any and all liabilities set forth on Schedule 2.4(b) to the Separation and Distribution Agreement;

(ii) all liabilities relating to, arising out of or resulting from the Retained Legacy Matters, and

(iii) all liabilities arising out of claims made by any Third Party (including the Surviving Corporation’s and the New Corporation’s respective directors, officers, shareholders, employees and agents) to the extent relating to, arising out of or resulting from the AWI Business or the properties allocated to the Surviving Corporation.